Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

PAR Technology Corporation
New Hartford, New York
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-236361, 333-228026 and 333-102197) and Form S-8 (No. 333-232589, 333-119828, 33-04968, 33-39784, 33-58110, 033-63095, 333-208063, 333-187246 and 333-137647) of PAR Technology Corporation of our reports dated March 16, 2020, relating to the consolidated financial statements and the effectiveness of PAR Technology Corporation’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
New York, New York
March 16, 2020

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